Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-276244, 333-280540, and 333-285923) and Form S-8 (Nos. 333-285921, 333-285919, 333-277881, 333-277879, 333-270698, 333-270697, 333-263665, 333-263664, 333-263662, 333-252647, 333-251904, and 333-250179) of Liquidia Corporation of our report dated March 5, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 5, 2026